Exhibit (3)(e)

Registration Number:

202345465D

REPUBLIC OF SINGAPORE

THE COMPANIES ACT 1967

CONSTITUTION

of

ibm international capital PTE. LTD.

A Private Company Limited by Shares

Incorporated on the 17th day of November 2023

THE COMPANIES ACT 1967

A PRIVATE COMPANY LIMITED BY SHARES

CONSTITUTION

OF

IBM INTERNATIONAL CAPITAL PTE. LTD.

1.	The name of the Company is IBM INTERNATIONAL CAPITAL PTE. LTD..

2.	The registered office of the Company is situated in the Republic of Singapore.

3.	The liability of the members is limited.

4.	We, the persons whose names and occupations are set out in this Constitution, desire to form a company in pursuance of this Constitution and we each agree to take the number of shares in the capital of the Company set out against our respective names.

INTERPRETATION

5.	(A) In this Constitution, the words in the first column of the following table shall have the meanings set opposite to them in the second column, unless otherwise defined or the context otherwise requires:

WORDS	MEANINGS

Act	The Companies Act 1967 of Singapore, as may from time to time be amended, supplemented or re-enacted.

Auditor(s)	The auditor(s) for the time being of the Company, if any.

Company	IBM INTERNATIONAL CAPITAL PTE. LTD.

Constitution	This Constitution, as may from time to time be altered in accordance with the requirements of the Act.

Directors	The directors for the time being of the Company, and Director shall be construed accordingly.

Electronic Register	The electronic register of members of the Company kept by the Registrar under section 196A of the Act.

Member	Any registered holder of shares for the time being in the Company, and Members shall be construed accordingly, excluding the Company where it is a Member by reason of its holding of shares as treasury shares.

Month	Calendar month.

Office	The registered office for the time being of the Company.

Registrar	The Registrar of Companies appointed under the Act.

Secretary	Any person appointed by the Directors to perform the duties of a secretary of the Company and shall include an assistant or deputy Secretary or joint Secretaries.

Seal	The common seal of the Company.

treasury share	Has the meaning set out in the Act.

Year	Calendar year.

$	The lawful currency of the Republic of Singapore.

(B)           In this Constitution, unless the context otherwise requires:

(i)           references to “writing” and “written” shall include printing, lithography, typewriting and any other mode or modes of representing or reproducing words in a visible form;

(ii)          words importing the singular shall include the plural and vice versa;

(iii)         references to persons shall include individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships;

(iv)         references to Regulations are to regulations to this Constitution unless otherwise specified;

(v)          the headings and marginal notes are inserted for convenience only and shall not affect the construction of this Constitution;

(vi)         references to one gender include all genders;

(vii)        any reference to an enactment or statutory provision is a reference to it as it may have been, or may from time to time be modified, consolidated or re-enacted;

(viii)       words or expressions defined in the Act which are used but not defined in this Constitution shall have the same meanings in this Constitution; and

(ix)          in the event that the Company has only one (1) Director, any reference to the Directors shall be a reference to that Director and any reference to the doing of any act by two (2) or more Directors shall be construed as the doing of that act by that Director.

MODEL CONSTITUTION EXCLUDED

6.	The regulations in the model constitution prescribed under section 36(1)(a) of the Act, shall not apply to the Company, but the following shall, subject to repeal, addition and alteration as provided by the Act or this Constitution, be the regulations of the Company.

SHARES

7.	The shares taken by the subscribers to the Constitution shall be duly issued by the Directors. Subject to this Constitution, the allotment and issue of shares shall be determined by the Company in a general meeting or by resolution by written means but the Company in a general meeting or by resolution by written means may authorise the Directors to allot and issue shares in accordance with the provisions of the Act.

8.	The Company is a private company, and accordingly (A) the number of the Members (not including persons who are in the employment of the Company or of its subsidiary, and persons who, having been formerly in the employment of the Company or of its subsidiary, were while in that employment and have continued after the determination of that employment, to be Members) shall be limited to fifty (50), provided that, for the purposes of this provision, where two (2) or more persons hold one (1) or more shares in the Company jointly they shall be treated as a single Member; and (B) the right to transfer the shares of the Company shall be restricted in the manner provided in this Constitution.

9.	Where any shares are issued for the purpose of raising money to defray the expenses of the construction of any works or buildings or the provision of any plant which cannot be made profitable for a lengthened period, the Company may pay interest on so much of such share capital (except treasury shares) as is for the time being paid-up for the period and subject to the conditions and restrictions mentioned in the Act, and may charge the same to capital (except treasury shares) as part of the cost of construction of the works, buildings or plant.

10.	If two (2) or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividends or other moneys payable in respect of such share. No person shall be recognised by the Company as having title to a fractional part of a share or otherwise than as the sole or a joint holder of the entirety of such share.

11.	(A)	Except as recognised by law, no person is to be recognised by the Company as holding any share upon any trust.

(B)         Except as required by law or by this Constitution, the Company is not bound by or compelled in any way to recognise (a) any equitable, contingent, future or partial interest in any share; or (b) any other rights in respect of any share or unit of share, other than the registered holder’s absolute right to the entirety of the share or unit of share.

(C)         Regulation 11(B) applies even when the Company has notice of any interest or right referred to in Regulation 11(A) or (B).

12.	Subject to the provisions of the Act, every Member shall be entitled without payment to receive within sixty (60) days after allotment or thirty (30) days after lodgment of a notice of transfer with the Registrar (unless the conditions of issue provide for a longer interval) one (1) certificate for all the shares registered in his name, specifying the number of the shares in respect of which it is issued, the class of shares, whether the shares are fully or partly paid up and the amount (if any) unpaid on the shares. In the case of joint holders, the Company shall not be bound to issue more than one (1) certificate to all the joint holders, and delivery of such certificate to any one of them shall be sufficient delivery to all. Every certificate shall be signed by (i) one Director and the Secretary; or (ii) at least two Directors; or (iii) one (1) Director in the presence of a witness who attests the Director’s signature. Where there is only one (1) Director on the board of directors, it shall be sufficient if the certificate is signed by such Director or by some other person nominated by such Director without requiring any other signature.

13.	Subject to the provisions of the Act, if any share certificate shall be defaced, worn out, destroyed or lost, it may be renewed on such evidence being produced and such indemnity (if any) being given as the Directors shall require, and (in case of defacement or wearing out) on delivery of the old certificate, and in any case on payment of such sum not exceeding two dollars ($2) as the Directors may from time to time require.

LIEN

14.	The Company shall have a first and paramount lien upon all shares (whether fully paid or not) registered in the name of any Member, either alone or jointly with any other person, for his debts, liabilities and engagements, whether solely or jointly with any other person, to or with the Company, whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not, and such lien shall extend to all dividends from time to time declared in respect of such shares. However the Directors may at any time declare any share to be exempt, wholly or partially, from the provisions of this Regulation.

15.	The Directors may sell the shares subject to any such lien at such time or times and in such manner as they think fit, but no sale shall be made until such time as the money in respect of which such lien exists or a part of the money is payable and until a demand and notice in writing stating the amount due or specifying the liability and demanding payment of the liability and giving notice of intention to sell in default shall have been served on such Member or the persons (if any) entitled by transmission to the shares, and default in payment shall have been made by him or them for seven (7) days after such notice.

16.	The net proceeds of any such sale shall be applied in or towards satisfaction of the amount due to the Company and the balance (if any) shall be paid to the Member or the person (if any) entitled by transmission to the shares so sold.

17.	(A) Upon any such sale, the Directors may authorise any person to transfer the shares sold to the purchaser, and the purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

(B)           The Company must lodge a notice of transfer of shares with the Registrar in relation to the shares sold to the purchaser in accordance with this Constitution.

CALLS ON SHARES

18.	No Member shall be entitled to receive any dividend or to exercise any privileges as a Member until he has paid all calls for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any).

19.	The Directors may, from time to time, make such calls upon the Members in respect of all moneys unpaid on their shares as they think fit, provided that at least fourteen (14) days’ notice is given of each call and each Member shall be liable to pay the amount of every call so made upon him to the persons and at the times and places appointed by the Directors. Payments of a call may be made in instalments.

20.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

21.	The joint holders of a share shall be jointly and severally liable to the payment of all calls and instalments in respect of that share.

22.	If payment of a call or instalment in respect of a share is not paid by the time appointed by the Directors, the person from whom the same is due shall pay interest on the amount of the call or instalment at such rate not exceeding eight percent (8%) per annum as the Directors shall fix from the day appointed for payment to the time of actual payment, but the Directors may waive payment of such interest wholly or in part.

23.	Any sum which by the terms of issue of a share is made payable upon allotment or at any fixed date, shall, for the purposes of this Constitution, be deemed to be a call duly made and payable on the date fixed for payment, and in case of non-payment, the provisions of this Constitution as to payment of interest and expenses, forfeiture and the like, shall apply as if such sum were a call duly made.

24.	The Directors may, from time to time, on the issue of shares, differentiate between the holders of shares as to the amount of calls to be paid and the times of payment of such calls.

25.	The Directors may, if they think fit, receive from any Member (willing to advance the same) all or any part of the money uncalled and unpaid upon any shares held by such Member, and upon the money so paid in advance, or so much of the money as exceeds the amount for the time being called up on the shares in respect of which such advance has been made, the Directors may pay interest at such rate as may be agreed between them and such Member (unless the Company in general meeting or by resolution by written means may otherwise direct), in addition to the dividend payable upon such part of the share in respect of which such advance has been made.

TRANSFER OF SHARES

26.	(A) Subject to the restrictions of this Constitution, shares shall be transferable, but every transfer must be effected by an instrument in writing in any usual or common form, or in such other form as the Directors may approve. For the avoidance of doubt, the instrument of transfer may be signed in counterparts. The instrument of transfer must be deposited at the Office, accompanied by the certificate of the shares to be transferred and such other evidence (if any) as the Directors may require to prove the title of the intending transferor.

(B)           No share shall in any circumstances be knowingly transferred to any infant, bankrupt or person of unsound mind.

27.	(A) Subject to the provisions of Regulation 29, any share may be transferred by a Member (being a company) or a liquidator of any Member (being a company in liquidation) to any company which is its holding company or to any company or companies which is or are a subsidiary or subsidiaries of such Member or of any company which is its holding company, and the restrictions set out below shall not apply to any transfer of shares in these circumstances.

(B)           Save as otherwise provided in this Constitution, shares shall not be transferred to any person who is not a Member so long as any Member is willing to purchase those shares in the manner provided in this Regulation. Any Member may agree in writing to waive his pre-emption rights contained in this Regulation.

(C)           Any Member proposing to transfer any shares (Transferor) shall give notice in writing (a transfer notice) to the Company that he wishes to transfer those shares (transfer shares). Every transfer notice shall specify the number of transfer shares which the Transferor wishes to transfer at a fair value (to be determined in the manner set out below), and shall appoint the Company as agent of the Transferor in relation to the transfer of the transfer shares to other Members. A transfer notice may not be withdrawn except with the written sanction of the Directors.

(D)           The other Members shall, within the period of thirty (30) days after service of a transfer notice (transfer period), have the option to purchase all but not part of the transfer shares specified in the transfer notice. Each Member wishing to purchase transfer shares (a purchasing Member) shall, within the transfer period, give notice in writing (purchase notice) to the Transferor specifying the number of transfer shares the purchasing Member is willing to purchase. In the event that there is more than one purchasing Member and the number of transfer shares specified in the purchase notices in aggregate exceeds the number of transfer shares available for transfer, the Directors shall allocate the transfer shares, in proportion, as nearly as may be, to the purchasing Members’ holdings of shares in the Company as between those purchasing Members. Subject to the provisions of sub-paragraph (E) below, the Transferor shall be bound upon payment of the price to transfer the relevant transfer shares to such purchasing Member, who shall be bound to complete the purchase within twenty-one (21) days from the end of the transfer period.

(E)           The fair value of the transfer shares shall be either (i) the amount mutually agreed between the Transferor and the purchasing Member(s) or (ii) if no such agreement is reached by the relevant parties within fourteen (14) days after the date(s) of the relevant purchase notice(s), then such amount as the Auditor or, if there shall be no Auditor, the Expert, shall certify to be the fair value of the Company attributable to the relevant transfer shares. Upon the written request of any party concerned, and in so certifying the Auditor or the Expert (as the case may be) shall be considered to be acting as an expert and not as an arbitrator. Any such request to the Auditor or the Expert (as the case may be) shall be made within seven (7) days after the expiration of the foregoing fourteen (14) days, and all costs and expenses of the Auditor or the Expert (as the case may be) shall be borne by the party requesting the certification. If following the issue of the Auditor’s certificate or the Expert’s certificate (as the case may be), the Transferor or any purchasing Member does not wish to purchase the transfer shares, written notice to this effect must be given to the Company within seven (7) days after the date of the Auditor’s certificate or the Expert’s certificate (as the case may be), failing which the Transferor or the purchasing Member(s) (as the case may be) shall be deemed to have agreed to purchase the transfer shares at the amount certified by the Auditor or the Expert (as the case may be) to be the fair value of the shares, and the parties shall be bound to complete the sale and transfer of the transfer shares within twenty-one (21) days after the date of the Auditor’s certificate or the Expert’s certificate (as the case may be). For the purposes of this Regulation, the Expert refers to an independent firm of public accountants in Singapore as appointed by the Directors for the purpose of determining the fair value of the shares.

(F)           In the event the Transferor fails to carry out the transfer of any transfer shares which he shall have become bound to transfer, the Directors may authorise some person to execute a transfer of the transfer shares to the purchasing Member and may give a good receipt for the price of such transfer shares. The Transferor shall in such case be bound to deliver up his certificate for those transfer shares, and on such delivery shall be entitled to receive the price, without interest, and if such certificate shall comprise any shares which he has not become bound to transfer as aforesaid, the Company shall issue to him a balance certificate for such shares.

(G)           If (i) the Company shall not, within the transfer period, find a purchasing Member or Members for all of the transfer shares comprised in the transfer notice, (ii) the Transferor has received notice from any purchasing Member that such purchasing Member does not wish to purchase the transfer shares at the fair value certified by the Auditor or the Expert (as the case may be), or (iii) through no default of the Transferor, the purchase of any transfer shares in respect of which any purchase notice shall be given shall not be completed within the relevant period stipulated above, the Transferor shall, at any time within six (6) months thereafter, be at liberty, subject to Regulation 30, to sell and transfer such of the transfer shares comprised in his transfer notice (as shall not have been sold to a purchasing Member), to any person and at any price.

28.	The instrument of transfer of a share shall be executed both by the transferor and the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Electronic Register in respect thereof.

29.	Upon receipt of the items referred to in Regulation 26(A), the Company must, subject to Regulation 30, lodge with the Registrar a notice of transfer of shares and retain the instrument of transfer referred to in Regulation 26.

30.	The Directors may, in their absolute discretion, decline to lodge a notice of transfer of shares with the Registrar. If the Directors refuse to register a transfer of any shares, they shall, within thirty (30) days after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal, as required by the Act.

31.	Such fee, not exceeding two dollars ($2) for each transfer, as the Directors may from time to time determine, may be charged for registration of a transfer.

32.	The lodging of a notice of any transfer of shares with the Registrar for the purpose of updating the Electronic Register may be suspended at such times and for such periods as the directors may from time to time determine provided that such suspension shall not in aggregate exceed thirty (30) days in any year.

TRANSMISSION OF SHARES

33.	(A) In the case of the death of a Member, the survivor(s) (where the deceased Member was a joint holder) and the executors or administrators of the estate (where the deceased was a sole or only surviving holder) shall be the only persons recognised by the Company as having any title to the shares of the deceased Member, but nothing in this Constitution shall release the estate of a deceased joint holder from any liability in respect of any share jointly held by him.

(B)           Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may, upon producing such evidence of title as the Directors shall require, (i) be registered himself as holder of that share in the Electronic Register upon delivery to the Company of a notice in writing signed by such person stating that he elects to be registered in the electronic register of members as the holder of the share, or, (ii) subject to the provisions as to transfers contained in this Constitution, elect to nominate another person to be registered as the transferee of the share in the Electronic Register by executing a transfer to that person a transfer of the share.

(C)           The Directors shall have the same right to decline or suspend the lodging of a notice of transfer of shares with the Registrar for the purpose of updating the Electronic Register under Regulation 29 as they would have had in the case of a transfer of the share by the Member referred to in paragraph (A) before the death or bankruptcy of the Member.

(D)           All the limitations, restrictions and provisions of this Constitution relating to the right to transfer and the lodging of a notice of transfer in relation to any transfer or shares are applicable to any notice referred to in this Regulation as if the death or bankruptcy of the Member concerned had not occurred and the notice or transfer were a transfer signed by the Member.

34.	A person entitled to a share by transmission shall be entitled to receive, and may give a discharge for, any dividends or other moneys payable in respect of that share, but he shall not be entitled in respect of it to receive notices of, or to attend or vote at, meetings of the Company or receive notices of or vote on a resolution by written means, or to exercise any of the rights or privileges of a Member (other than those mentioned above), unless and until he shall become a Member in respect of that share.

FORFEITURE OF SHARES

35.	If, in relation to any share, any Member fails to pay the whole or any part of any call or instalment of a call on or before the due date for payment, the Directors may serve written notice (a payment notice) on him (or on any person entitled to that share by transmission) requiring him to pay such call or instalment that remains unpaid, together with interest at such rate set out in this Constitution, and any expenses that may have accrued by reason of such non-payment.

36.	The payment notice shall specify the date (not being earlier than the expiration of seven (7) days from the date of the payment notice) by which payment of all or any part of such call, instalment, accrued interest and expenses must be paid. It shall also state (1) the place of payment, and (2) that, in the event of non-payment by or at the time appointed and place, the share(s) in respect of which such call was made will be liable to be forfeited.

37.	If the requirements of any payment notice are not complied with, any share(s) in respect of which that payment notice has been given may, at any time, before payment required by the payment notice has been made, be forfeited by a resolution of the Directors to that effect. Forfeiture shall include the forfeiture of all declared but unpaid dividends in respect of the forfeited share(s).

38.	When any share has been forfeited in accordance with this Constitution, notice of forfeiture shall promptly be given to the holder of the shares or to the person entitled to the share by transmission, and an entry of such notice having been given, and of the forfeiture with the forfeiture date, shall promptly be lodged with the Registrar for the purpose of updating the Electronic Register. The provisions of this Regulation are administrative only, and any omission or neglect to give such notice or to make such entry shall not invalidate or otherwise affect any forfeiture of shares.

39.	Notwithstanding any forfeiture of any share, the Directors may, at any time before the forfeited share has been sold, re-allotted, cancelled or otherwise disposed, cancel the forfeiture, upon such terms as the Directors shall see fit.

40.	(A) A forfeited share may be sold, re-allotted, cancelled or otherwise disposed of upon such terms and in such manner as the Directors shall think fit.

(B)           A person whose shares have been forfeited shall, notwithstanding his cessation to be a Member in respect of the forfeited shares, remain liable to pay to the Company all unpaid calls on such shares at the time of forfeiture, together with all accrued interest and expenses, and to satisfy all claims and demands (if any) which the Company might have enforced in respect of the shares at the time of forfeiture, without any deduction or allowance for the value of the shares at the time of forfeiture. Such liability shall cease if and when the Company receives payment in full of all such moneys in respect of the shares and the Directors may waive payment of such interest either wholly or in part.

41.	The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in, and claims and demands against, the Company in respect of that share, and all other rights and liabilities incidental to that share as between the Member concerned and the Company, save for rights and liabilities expressly reserved in this Constitution, or given or imposed by the Act, in the case of past Members.

42.	A statutory declaration in writing that the declarant is a Director or the Secretary, and that a share has been duly forfeited in pursuance of this Constitution, and stating the date upon which it was forfeited, shall, as against all persons claiming to be entitled to the share adversely to the forfeiture of the share, be conclusive evidence of the facts stated in such declaration. Such declaration, together with the receipt of the Company for the consideration (if any) given on the sale or disposition of the share, and a certificate of proprietorship of the share delivered to the person to whom the share is sold or disposed, shall constitute good title to the share and (subject to the execution of any necessary transfer) such person shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition, and shall not be bound to see to the application of the purchase money (if any), nor shall his title to the share be affected by any act, omission or irregularity relating to or connected with the proceedings in reference to the forfeiture, sale, re-allotment, cancellation or other disposal of the share.

CONVERSION OF SHARES INTO STOCK

43.	(A) The Company may, from time to time, by resolution of a general meeting or by a resolution by written means convert all or any of its paid-up shares into stock and may from time to time, in like manner, re-convert any such stock into paid-up shares.

(B)           When any shares have been converted into stock, the several holders of such stock may transfer their respective interests in such stock, or any part of such interests, in such manner as the Company in general meeting or by resolution by written means shall direct, but in default of any such direction in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might prior to conversion have been transferred, or as near thereto as circumstances will admit. But the Directors may, if they think fit, from time to time fix the minimum amount of stock transferable, and restrict or forbid the transfer of fractions of that minimum.

(C)           The several holders of stock shall be entitled to participate in the dividends and profits of the Company according to the amount of their respective interests in such stock, and such interests shall, in proportion to the amount thereof, confer on the holders thereof respectively the same privileges and advantages for the purpose of voting at meetings or by resolutions by written means of the Company and for other purposes as if they held the shares from which the stock arose, but so that none of such privileges or advantages, except the participation in the dividends, profits and assets of the Company, shall be conferred by any holding or part of a holding of stock as would not if existing in shares, have conferred such privileges or advantages.

(D)           All such provisions of this Constitution as are applicable to paid-up shares shall apply to stock, and in all such provisions the words share and Member shall include stock and stockholder.

ALTERATIONS OF CAPITAL

44.	The Company may alter its share capital in any of the circumstances below, and from time to time (i) by ordinary resolution:

(A)          consolidate and divide all or any of its shares ; or

(B)           cancel the number of any shares not taken or agreed to be taken by any person or which have been forfeited and diminish its share capital in accordance with the Act; or

(C)          subdivide its shares or any of them (subject to the provisions of the Act) provided always that in such subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived, or

(D)          subject to the Act and this Constitution, convert any class of shares into any other class of shares,

and (ii) by special resolution reduce its capital in any manner permissible and subject to any conditions and consents prescribed by the Act and by law.

45.	Subject to and in accordance with the provisions of the Act, the Company may purchase or otherwise acquire shares issued by it on such terms as the Company may think fit and in the manner prescribed by the Act. All shares repurchased by the Company may be cancelled or held as treasury shares and dealt with in accordance with the Act.

ISSUE OF SHARES

46.	(A) Subject to the Act and this Constitution, no shares may be issued by the Directors without the prior approval of the Company in general meeting or by resolution by written means, but subject thereto, Directors may allot and issue shares or convertible securities and may grant options over or otherwise deal with or dispose of the same to such persons on such terms and conditions and for such consideration as the Directors may think fit and any shares issued (subject to any special rights for the time being attached to any existing class of shares) may carry such preferential, deferred or other special rights, or be subjected to such conditions or restrictions, as the Directors may determine pursuant to the authority granted to them by Members in accordance with the Act.

(B)           Subject to the Act, any preference shares may, with the sanction of an ordinary resolution, be issued on the terms that they are, or at the option of the Company are liable, to be redeemed.

47.	Unless otherwise determined by the Company in a general meeting or a resolution by written means, any new shares from time to time to be created shall, before they are issued, be offered to the Members in proportion as nearly as possible, to the number of shares held by them. The offer shall be made by notice specifying the number of shares offered, and time limit within which the offer, if not accepted, will be deemed to be declined, and after the expiration of such time or on the receipt of an intimation from the person to whom the offer is made that he declines to accept the shares offered, the Directors may, subject to this Constitution, dispose of the same in such manner as they think most beneficial to the Company. The Directors may, in like manner dispose of any such new shares as stated above, which, by reason of the proportion borne by them to the number of persons entitled to such offer as stated above or by reason of any other difficulty in apportioning the same, cannot in the opinion of the Directors, be conveniently offered under this Regulation.

MODIFICATION OF CLASS RIGHTS

48.	(A) Subject to the provisions of the Act, all or any of the rights, privileges or conditions attached or belonging to any class of shares forming part of the capital of the Company may from time to time be varied or revoked in any manner with the consent in writing of the holders of not less than seventy-five percent (75%) of the issued and paid-up shares (other than treasury shares) of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of shares (other than treasury shares) of that class. To any such separate meeting, the provisions in this Constitution as to general meetings of the Company shall apply (with the necessary changes having been made), but so that the necessary quorum shall be holders of shares (other than treasury shares) of the class holding or representing by proxy one-third (1/3) of the issued and paid-up shares (other than treasury shares) of the class, and every holder of shares (other than treasury shares) of the class present (in person or by proxy) shall be entitled on a poll to one (1) vote for every such share (other than treasury shares) held by him. If, however, at any adjourned meeting of the holders of shares (other than treasury shares) of such class a quorum is not present, holders of shares (other than treasury shares) of that class who are present shall form a quorum.

(B)           The rights conferred upon the holders of the shares of any class issued with preferred or other rights are, unless otherwise expressly provided by the terms of issues of the shares of that class, treated as being varied by the creation or issue of further shares which ranks equally with the shares of that class.

GENERAL MEETINGS

49.	Without prejudice to the Company’s rights to dispense with annual general meetings under the Act, the Company shall hold an annual general meeting, in addition to any other meeting, in accordance with the provisions of the Act.

50.	Any Director may call an extraordinary general meeting whenever he thinks fit, and extraordinary general meetings shall be convened on such requisition, or in default may be convened by such requisitionists, as provided by the Act.

51.	Subject to the provisions of the Act relating to the convening of general meetings to pass special resolutions, and any agreements for shorter notice, at least fourteen (14) days' notice (exclusive of both the day on which the notice is served or deemed to be served and the day for which notice is given) specifying the place, the date and the time of meeting, and in the case of special business, the general nature of such business, shall be given in the manner provided in this Constitution to such persons as are entitled to receive notices of general meetings from the Company. The accidental omission to give such notice to, or the non-receipt of such notice by, any such person shall not invalidate any resolution passed or proceeding held at any such general meeting. A general meeting, notwithstanding that it has been called by a shorter notice than that specified above, shall be deemed to have been duly called if, in accordance with the Act, it is so agreed:-

(A)          in the case of an Annual General Meeting by all the Members entitled to attend and vote; and

(B)          in the case of an Extraordinary General Meeting by that number or majority in number of the Members having a right to attend and vote, being a majority together holding not less than ninety-five percent (95%) of the total voting rights of all the Members having a right to vote at that general meeting.

52.	All business shall be deemed special that is transacted at any extraordinary general meeting, and all that is transacted at an annual general meeting shall also be deemed special, with the exception of declaring a dividend, the consideration of the financial statements, the Directors’ statement and report of the Auditor and any other documents annexed to the balance sheets, the appointment of Directors in the place of those retiring, the fixing of the remuneration of the Directors and the appointment and fixing of the remuneration of the Auditor.

PROCEEDINGS AT GENERAL MEETINGS

53.	No business shall be transacted at any general meeting unless a quorum is present. Unless otherwise provided in this Constitution, the quorum shall be not less than two (2) Members being personally present or represented by proxy. In the event of a corporation being beneficially entitled to the whole of the issued share capital (other than treasury shares) of the Company, then one (1) person representing such corporation shall be a quorum and shall be deemed to constitute a general meeting, and to the extent not inconsistent with this Constitution, the provisions of section 179 of the Act shall apply. For the purpose of this Regulation, Member includes a person attending by proxy or by attorney or by a corporate representative in the case of a corporation which has appointed a corporate representative, provided that (i) a proxy representing more than one Member shall only count as one Member for the purpose of determining the quorum; and (ii) where a Member is represented by more than one proxy such proxies shall count as only one Member for purposes of determining the quorum.

54.	If within half an hour from the time appointed for the holding of a general meeting a quorum is not present, the meeting, if convened on the requisition of Members, shall be dissolved. In any other case, it shall be adjourned to the same day in the next week, at the same time and place, and if at such adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, any Member or Members present shall constitute a quorum.

55.	Subject to the provisions of the Act, the Members may participate in a general meeting by means of a conference telephone or a video conference telephone or similar communications equipment by which all persons participating in the general meeting are able to hear and be heard by all other Members without the need for a Member to be in the physical presence of another Member(s) and participation in the general meeting in this manner shall be deemed to constitute presence in person at such meeting. The Members participating in any such general meeting shall be counted in the quorum for such general meeting and subject to there being a requisite quorum under this Constitution, all resolutions agreed by the Members in such general meeting shall be deemed to be as effective as a resolution passed at a meeting in person of the Members duly convened and held. A general meeting conducted by means of a conference telephone or a video conference telephone or similar communications equipment as aforesaid is deemed to be held at the place agreed upon by the Members attending the general meeting, provided that at least one of the Members present at the general meeting was at that place for the duration of the general meeting.

56.	The chairman (if any) of the board of Directors shall preside as chairman at every general meeting, but if there be no such chairman, or if at any meeting he shall not be present within fifteen (15) minutes after the time appointed for holding the meeting, or shall be unwilling to act as chairman, the Members present shall choose a chairman from among those Directors present and willing to so act, and otherwise they shall choose a Member present to be chairman of the meeting.

57.	The chairman may, with the consent of any general meeting at which a quorum is present, and shall, if so directed by the general meeting, adjourn any general meeting from time to time and from place to place as the general meeting shall determine. No Member shall be entitled to any notice of an adjournment or of the business to be transacted at an adjourned general meeting save that whenever a general meeting is adjourned for ten (10) days or more, notice of the adjourned general meeting shall be given in the same manner as in the case of the original meeting. No business shall be transacted at any adjourned general meeting other than the business which might have been transacted at the general meeting from which the adjournment took place.

58.	At all general meetings, resolutions put to the vote of the meeting shall be decided on a show of hands, unless before the show of hands or before or upon the declaration of the result of the show of hands, a poll is demanded:

(A)          by the chairman;

(B)           by not less than 5 Members having the right to vote at the meeting, present in person or by proxy;

(C)           by a Member or Members representing not less than 5% of the total voting rights of all the Members having the right to vote at the meeting; or

(D)          by a Member or Members holding shares in the Company conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than 5% of the total sum paid up on all the shares conferring that right, and unless a poll be so demanded a declaration by the chairman of the meeting that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, shall be conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution. The demand for a poll may be withdrawn.

59.	(A) If a poll is demanded, it shall be taken at such time and place, and in such manner (including the use of ballot, voting papers or other electronic means) as the chairman shall direct, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded. No poll shall be demanded on the election of a chairman of a general meeting, or on any question of adjournment.

(B)           If any votes be counted which ought not to have been counted or might have been rejected, the error shall not vitiate the result of the voting unless it be pointed out at the same meeting or at any adjournment thereof and not in any case unless it shall in the opinion of the chairman be of sufficient magnitude.

(C)           In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the general meeting shall be entitled to a second or casting vote.

60.	The demand for a poll shall not prevent the continuance of a general meeting for the transaction of any business, other than the question for which a poll has been demanded.

61.	Proper minutes shall be made of all general meetings of the Company and of all business transacted at such meetings, and such minutes if signed by the chairman of such meeting shall (save in the case of manifest error) be conclusive evidence of the facts stated in the minutes.

RESOLUTIONS BY WRITTEN MEANS

62.	The Members may pass any resolution by written means in accordance with and subject to the provisions of the Act.

63.	Resolutions by written means may consist of several documents each signed by one or more of the Members in counterpart(s). The Company may accept copies of signed resolutions by written means delivered to the Company by personal delivery, post, facsimile or electronic communications. The expression “signed” include approval by any such Member by letter, facsimile, electronic mail or any form of electronic communication approved by the Members for such purposes from time to time, incorporating if the Members deemed necessary, the use of security and/or identification procedures and devices approved by the Members.

64.	Subject to the provisions of the Act, resolutions by written means may be signed by proxy on behalf of a Member.

65.	Notwithstanding any other provision of this Constitution, where the Company has only one (1) Member, the Company may pass a resolution by that Member recording the resolution and signing the record.

VOTES OF MEMBERS

66.	Subject to any privileges or restrictions as to voting attached to any class of shares for the time being forming part of the capital of the Company, every Member present in person or by proxy, or represented by attorney, shall have one (1) vote on a show of hands (provided that in the case of a member who is represented by two proxies, only one of the two proxies as determined by that Member, or failing such determination, by the Chairman of the meeting (or a person authorized by him) in his sole discretion shall be entitled to vote on a show of hands) and on a poll every such Member shall have one (1) vote for each share held by him.

67.	A Member of unsound mind or whose person or estate is liable to be dealt with in any way under the law relating to mental disorder may vote, whether on a show of hands or on a poll or for a resolution by written means, by his committee or by such other person as properly has the management of his estate, and any such committee or other person may vote either by proxy or attorney.

68.	If two (2) or more persons are jointly entitled to a share (other than treasury shares), the vote of the senior who tenders a vote, whether in person or by proxy or by an attorney, or who signs his vote in a resolution by written means shall be accepted to the exclusion of the votes of the other registered holders of the shares (other than treasury shares), and for this purpose seniority shall be determined by the order in which the names stand in the Electronic Register.

69.	Save as expressly provided in this Constitution, no person other than a Member duly registered and who shall have paid everything for the time being due from him and payable to the Company in respect of his shares (other than treasury shares), shall be entitled to be present or to vote on any question either personally or by proxy, or by an attorney, or to be constituted in a quorum, at any general meeting or to sign his vote in a resolution by written means. A proxy or attorney need not be a Member.

70.	The original instrument appointing a proxy shall be in writing, in the common or usual form, and (A) in the case of an individual shall be signed under the hand of the appointer or of his attorney; and (B) in the case of a corporation, under the common seal (if any) or by (i) one Director and the Secretary; or (ii) at least two Directors; or (iii) one Director in the presence of a witness who attests the Director’s signature, or signed by its attorney or by an officer on behalf of the corporation. An instrument appointing a proxy to vote at a meeting shall be deemed to include the power to demand or concur in demanding a poll. The Directors may, but shall not be bound to, require evidence of the authority of any such attorney or officer.

71.	The original instrument appointing a proxy, together with the power of attorney (if any) under which it is signed or a certified copy thereof, shall be deposited at the Office at least seventy-two hours before the time appointed for holding the meeting or adjourned meeting at which the person named in such instrument proposes to vote; otherwise the instrument of proxy shall not be treated as valid unless the Directors otherwise determine.

72.	A vote given in accordance with the terms of an instrument of proxy (which for the purposes of this Constitution shall also include a power of attorney) shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy, or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Office (or such other place as may be specified for the deposit of instruments appointing proxies) before the commencement of the meeting or adjourned meeting at which the proxy is used.

73.	Any corporation which is a Member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member, creditor or holder of debentures of the Company.

DIRECTORS

74.	The Company in general meeting or by resolution by written means may, subject to the provisions of this Constitution and the Act, appoint new Directors, and may increase or reduce the number of Directors in office, provided that the number of Directors shall not at any time be less than one (1).

75.	The Company may by ordinary resolution remove any Director before the expiration of his period of office, notwithstanding anything in this Constitution or in any agreement between the Company and such Directors.

76.	Subject to the provisions of this Constitution, the Directors shall from time to time have power to appoint any person to be a Director, either to fill a casual vacancy or as an additional Director. A Director so appointed shall retire from office at the close of the next annual general meeting or, if the Company has dispensed with the annual general meeting, at the date of expiry of the period within which the annual general meeting would have otherwise been required to be held, but shall be eligible for re-election provided that where the Company has only one (1) Director who is ordinarily resident in Singapore, such Director shall not be subject to retirement under this Regulation.

77.	A Director shall not be required to hold any shares in the Company.

78.	Any Director (with the approval of the Directors) may at any time appoint any person to be an alternate Director in his place during such period as he thinks fit, and may at any time remove such alternate Director from office. An alternate Director so appointed shall not be entitled to receive any remuneration from the Company, but shall be entitled to receive notices of, and attend, all meetings of the Directors, and to vote as Director at such meetings at which the Director appointing him is not present, and generally, in the absence of his appointer, to perform all the functions of his appointer as Director. If the alternate Director’s appointer ceases for any reason to be a Director, the alternate Director shall immediately cease to be an alternate Director and vacate office. All appointments and removals of alternate Directors made in accordance with this Regulation shall be in writing signed by the Director(s) making the appointments and delivered to the Office by personal delivery, post, facsimile or electronic communications.

79.	The remuneration of the Directors in respect of their offices as Directors shall from time to time be determined by the Company in general meeting or by resolution by written means. The Directors shall also be paid such travelling, hotel and other expenses as may reasonably be incurred by them in the execution of their duties including any such expenses incurred by them in connection with their attendance at meetings of Directors. If by arrangement with the other Directors, any Director shall perform or render any special duties or services to the Company which are outside his ordinary duties as a Director, the Directors may pay him special remuneration, in addition to his ordinary remuneration, and such special remuneration may be by way of salary, commission, participation in profits or otherwise as may be arranged.

80.	A Director may hold any other office or place of profit under the Company (except that of Auditor) in conjunction with his office of Director, and on such terms as to remuneration and otherwise as the other Directors shall approve.

81.	In addition to any disqualification, removal or revocation of a Director’s appointment as a director under the Act, relevant laws or the terms of any subsisting agreement, the office of a Director shall be vacated if:

(A)          a bankruptcy order is made against him or he makes any arrangement or composition with his creditors;

(B)           he becomes mentally disordered and incapable of managing himself or herself or his or her affairs or a person whose person or estate is liable to be dealt with in any way under the law relating to mental capacity;

(C)           he absents himself from the meetings of Directors for a period of six (6) months without special leave of absence from the other Directors, and they pass a resolution that he has by reason of such absence vacated his office;

(D)           he is prohibited from being a Director by any order made under the provision of the Act;

(E)           subject to section 145 of the Act, he resigns from his office by notice in writing given to the Company; or

(F)	he dies.

82.	The Directors may from time to time appoint one (1) or more of their body to the office of managing Director, for such period and on such terms and conditions as they think fit, and may entrust to and confer upon such managing Director(s) any or all of the powers exercisable by the Directors generally subject to such restrictions as the Directors may impose. The remuneration of a managing Director may be by way of salary, commission and/or participation in profits, or otherwise as the Directors may consider appropriate.

83.	A managing Director shall, subject to the provisions of any contract between him and the Company, be subjected to the same provisions as to resignation and removal as the other Directors of the Company, and if he ceases to hold the office of Director, he shall immediately cease to be a managing Director.

POWERS AND DUTIES OF DIRECTORS

84.	The business of the Company shall be managed by or under the direction or supervision of the Directors. The Directors may exercise all such powers of the Company as are not, by the Act or this Constitution, required to be exercised by the Company in general meeting or by resolution by written means, not inconsistent with the Act and this Constitution. No regulation made by the Company in general meeting or by resolution by written means shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made.

85.	The Directors may from time to time by power of attorney or otherwise appoint any corporation, firm, or person or body of persons, whether nominated directly or indirectly by the Directors, to be the agent(s) of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under this Constitution) and for such period and subject to such conditions as they may think fit, and may also authorise any such agent(s) to delegate all or any of the powers, authorities and discretions vested in the agent(s).

86.	Without limiting the generality of Regulation 84:

(A)          The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of its undertaking, property, and uncalled capital, and to issue debentures and other securities whether outright or as security for any debt, liability, or obligation of the Company or of any third party.

(B)           The Directors on behalf of the Company may pay a gratuity, pension or allowance on retirement to any employee or former employee, any Director or former Director or to the surviving spouse, dependants or other relations of such employee, former employee, Director or former Director, and for these purposes, may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

87.	The Directors may act at any time notwithstanding any vacancy in their body, but if and so long as the number of Directors is reduced below the number fixed by this Constitution as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, of summoning a general meeting of the Company or of seeking agreement to a resolution of the Company to be passed by written means, but for no other purpose. If there are no Directors or Director able or willing to act, then subject to this Constitution, (A) where the Company has only one (1) Member, the Company may pass a resolution by that Member; and (B) in all other circumstances, any two (2) Members holding not less than 10% of the total number of issued shares of the Company (excluding treasury shares) may summon a general meeting, for the purpose of appointing Directors.

88.	A Director who is in any way, whether directly or indirectly, interested in a transaction or proposed transaction with the Company shall declare the nature of his interest in accordance with the provisions of the Act. Subject to such disclosure, a Director shall be entitled to vote in respect of any transaction or proposed transaction in which he is interested and he shall be taken into account in ascertaining whether a quorum is present.

89.	The Directors may procure the establishment and maintenance of, participate in or contribute towards, any pension or superannuation fund or life assurance scheme for the benefit of any person (including Directors and other officers) who are or shall have been at any time in the employment or service of the Company or any of its subsidiaries or of the predecessors in business of the Company or their subsidiaries, or the spouses, surviving spouses, families or dependents of any such persons, and may pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to such persons. The Directors may also procure the establishment of, and support to, any institution, association, club, fund or trust for the benefit of any such persons or otherwise to advance the interests and well-being of the Company, any of its subsidiaries or Members, or towards the insurance of any such persons mentioned above, or for any charitable or benevolent objects.

PROCEEDINGS OF DIRECTORS

90.	(A) The Directors may meet together in person or by telephone conference, video conference or any other form of audio or audio-visual instantaneous communication by which all persons participating in the meeting are able to hear and be heard by all other participants for the despatch of business, adjourn and otherwise regulate their meetings as they think fit, and determine the quorum necessary for the transaction of business. In the event the Company has more than one (1) Director, two (2) Directors shall be a quorum unless otherwise determined by the Directors. A meeting of the Directors at which a quorum is present shall be competent to exercise all the powers and discretions for the time being exercisable by the Directors. Unless otherwise provided in this Constitution or prescribed by the Act, questions arising at any meeting shall be decided by a simple majority of votes. In case of an equality of votes the chairman shall have a second or casting vote.

(B)           All Directors participating at a meeting by telephone conference, video conference or any other form of audio or audio-visual instantaneous communication by which all persons participating in the meeting are able to hear and be heard by all other participants shall be considered for all purposes of this Constitution to be present in person at that meeting and the place at which such a meeting was held shall be deemed to be the place where the chairman of the meeting conducted the meeting, unless otherwise agreed by the Directors. The minutes of such a meeting signed by the chairman of the meeting shall be conclusive evidence of any resolutions of any meeting conducted in the manner stated above.

91.	A Director may, and the Secretary shall (on the request of any Director), at any time summon a meeting of the Directors.

92.	The Directors may from time to time elect a chairman, who shall preside at meetings of the Directors, and determine the period for which he is to hold office. If no such chairman is elected, or if at any meeting the chairman is not present within ten (10) minutes after the time appointed for holding the meeting, the Directors present shall choose one (1) of their number to be chairman of the meeting.

93.	The Directors may delegate any of their powers to committees consisting of such Directors as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

94.	A committee may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within ten (10) minutes after the time appointed for holding the meeting, the committee members present may choose one (1) of their number to be chairman of the meeting.

95.	A committee may meet and adjourn as its committee members think proper. Questions arising at any meeting shall be determined by a majority of votes of the committee members present and in the case of an equality of votes, the chairman shall have a second or casting vote.

96.	All acts done by any meeting of Directors, or of a committee of Directors, or by any person acting as a Director, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

97.	The Directors shall cause proper minutes to be made of all appointments of officers, the attendances and proceedings of all meetings of Directors and committees, and of all business transacted at such meetings; and minutes taken of any meeting, if purporting to be signed by the chairman of such meeting, or by the chairman of the next succeeding meeting, shall (save in the case of manifest error) be conclusive evidence of the facts stated in the minutes.

98.	A resolution in writing, a copy of which is sent or circulated by letter, facsimile or electronic communications to all the Directors for the time being entitled to receive notice of a meeting of the Directors and which is signed by a majority of the Directors, shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held. Any such resolution may consist of several documents in like form, each signed by one (1) or more Directors. The Company may accept copies of resolutions in writing delivered to the Company by personal delivery, post, facsimile or electronic communications. Where a Director has appointed an alternate Director, the Director or (in lieu of the Director) his alternate director may sign. The expressions “in writing” and “signed” include approval by any such Director by letter, facsimile, electronic mail or any form of electronic communication approved by the Directors for such purposes from time to time, incorporating if the Directors deemed necessary, the use of security and/or identification procedures and devices approved by the Directors.

99.	Notwithstanding any other provision of this Constitution, where the Company has only one (1) Director, that Director may pass a resolution by recording it and signing the record.

SECRETARY

100.	A Secretary shall in accordance with the Act be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit, and any Secretary so appointed may be removed by them.

THE SEAL

101.	The Company may have a Seal. If a Seal is adopted, the Directors shall provide for the safe custody of the Seal, which shall only be used by the authority of a resolution of the Directors or of a committee of the Directors authorised by the Directors in that behalf, and every instrument to which the Seal is affixed shall be signed by a Director and shall be countersigned by the Secretary, a second Director or a witness who attests the Director’s signature, but where there is only one (1) Director on the board of Directors, every instrument to which the Seal is affixed shall be signed by such Director and the Secretary or such Director in the presence of a witness who attests the Director’s signature.

102.	The Company may exercise the powers conferred by the Act with regard to having an official seal for use abroad, and such powers shall be vested in the Directors. The Company may also have a ‘Share Seal’ pursuant to the Act.

AUTHENTICATION OF DOCUMENTS

103.	Any Director, the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors, and any books, records, documents and accounts relating to the business of the Company, and to certify copies of the same or extracts from them as true copies or extracts, and where any books, records, documents or accounts are elsewhere than at the Office, the local manager and other officer of the Company having custody of them shall be deemed to be a person appointed by the Directors according to this Regulation.

104.	A document purporting to be a copy of a resolution of the Directors or an extract from the minutes of a meeting of Directors which is certified as such in accordance with the provisions of the last preceding Regulation shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of a duly constituted meeting of the Directors.

DIVIDENDS AND RESERVE FUND

105.	Subject to any preferential or other special rights for the time being attached to any special class of shares, the profits of the Company (which shall from time to time be determined to be distributed by way of dividend) shall be applied in payment of dividends upon the shares (other than treasury shares) of the Company in proportion to the amounts paid-up or credited as paid-up on the shares respectively, otherwise than in advance of calls.

106.	(A) The Company may, in general meeting or by resolution by written means, declare dividends but no such dividend shall exceed the amount recommended by the Directors. The Directors may, with the sanction of a general meeting or of a resolution by written means, declare dividends. Further, the Directors may, if they think fit, from time to time declare and pay to the Members such interim dividends as appear to them to be justified by the profits of the Company, and may from time to time, if in their opinion such payment is so justified, pay any preferential dividends which by the terms of issue of any shares (other than treasury shares) are made payable on fixed dates. Dividends shall not be paid except out of the profits of the Company.

(B)           With the sanction of a general meeting or of a resolution by written means, any dividend may be paid wholly or in part by the distribution of specific assets and in particular of paid-up shares or debentures of any other company or in any one (1) or more of such ways. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part of such specific assets and may determine that cash payments shall be made to any Members upon the footing of the value so fixed, in order to adjust the rights of all Members, and may vest any such specific assets in trustees upon trust for the Members entitled to the dividend as may seem expedient to the Directors.

107.	The Directors may, before recommending or declaring any dividend, set aside out of the profits of the Company such sums as they think proper as reserves, which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for repairing or maintaining any works connected with the business of the Company, or shall, as to the whole or in part be applicable for equalising dividends, or for distribution by way of special dividend or bonus, or for such other purposes for which the profits of the Company may be lawfully applied, and pending such application, the Directors may employ the sums from time to time so set apart in the business of the Company or invest the same in such investments (other than shares in the Company) as they may deem fit. The Directors may also from time to time (without placing the same to reserves) carry forward any profits as they may deem prudent not to distribute.

108.	The Directors may establish a reserve to be called either capital reserve or realisation account and shall either carry to the credit of such reserve from time to time all moneys realised on the sale of any investments held by the Company in excess of the then book price of the same or apply the same in providing for depreciation or contingencies. Such capital reserve or realisation account and all other moneys in the nature of accretion to capital, whether on sale of investments held or otherwise, shall be treated for all purposes as capital moneys and not as profits available for dividend. Any losses realised on the sale of any investments may be carried to the debit of capital reserve or realisation account except in so far as the Directors shall decide to make good the same out of other funds of the Company.

109.	The Directors shall be at liberty to invest any sums carried to any reserves in such investments as they think fit, and (save as provided in this Constitution) from time to time deal with and vary such investments and dispose of all or any part of the investments for the benefit of the Company and to divide the ordinary reserve account or accounts into such special accounts as they think fit with full power to employ the assets constituting the ordinary reserve account or accounts in the business of the Company.

110.	Every dividend warrant may, unless otherwise directed, be sent by post to the last registered address of the Member entitled to the same, and the receipt of the person whose name at the date of the declaration of the dividend appears in the Electronic Register as the owner of any share, or, in the case of joint holders, of any one (1) of such joint holders, shall be a good discharge to the Company for all payments made in respect of such share. No unpaid dividend or interest shall bear interest as against the Company.

CAPITALISATION OF RESERVES

111.	(A) The Company may at any time in general meeting or by resolution by written means resolve that any sum not required for the payment or provision of any fixed preferential dividend, and (i) being any part of the undivided profits in the hands of the Company or (ii) for the time being standing to the credit of any reserve account of the Company or otherwise available for distribution be capitalised, and that such sum be appropriated to the Members in proportion to their holding of the ordinary shares in the Electronic Register in such manner as the resolution may direct, and the Directors shall in accordance with such resolution apply such sum in paying up in full any new shares of the Company on behalf of the Members, and allot and distribute such new shares as bonus shares credited as fully paid-up to such Members in the proportions as stated above or shall apply the whole or any part of such sums on behalf of the Members in paying up the whole or any part of any uncalled balance which shall for the time being be unpaid in respect of any issued ordinary shares held by such Members or otherwise deal with such sum as directed by such resolution.

(B)           Where any difficulty arises in respect of any such distribution as provided in Regulation 111(A) above, the Directors may settle the same as they think expedient, and in particular they may issue fractional certificates, fix the value for distribution of any fully paid-up shares or debentures, make cash payments to any Members on the footing of the value so fixed in order to adjust rights, and vest any such shares in trustees upon such trusts for the persons entitled to share in the appropriation and distribution as may seem just and expedient to the Directors. When deemed requisite a proper contract for the allotment and acceptance of any shares to be distributed as stated above shall be delivered to the Registrar for registration in accordance with the Act and the Directors may appoint any person to sign such contract on behalf of the persons entitled to share in the appropriation and distribution and such appointment shall be effective and binding on all concerned.

FINANCIAL STATEMENTS

112.	(A)	The Directors must:

(1)          cause proper accounting and other records to be kept;

(2)          distribute copies of financial statements and other documents as required by the Act; and

(3)          determine whether, to what extent, at what times and places, and under what conditions or regulations the accounting and other records of the company are open to the inspection of Members who are not directors.

(B)           No Member (who is not a director) has any right of inspecting any account or book or paper of the Company except as conferred by statute or authorised by the directors or by the company in general meeting.

113.	The Directors shall from time to time determine whether, in any particular case or class of cases, or generally and to what extent, and at what times and places and under what conditions or regulations, the financial statements and books of the Company, or any of them, shall be open to the inspection of Members (not being a Director), and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company, except as conferred by the Act or authorised by the Directors or by a resolution of the Company in a general meeting or by a resolution by written means.

114.	(A) Unless the Company is exempt from audit requirements in accordance with the provisions of the Act, subject to Regulation 49 above, the Directors shall lay before the Company at its annual general meeting duly audited financial statements for the financial year in respect of which the annual general meeting is held. Duly audited financial statements shall also be made out in every year as at the date to which the financial statements are made up, and shall be laid before the Company at its annual general meeting. The financial statements shall be accompanied by such reports and documents and shall contain such particulars as are prescribed by the Act and the Directors shall in their report state the amount which they recommend to be paid by way of dividend, and the amount (if any) which they propose to carry to any reserve fund. A copy of every financial statements (including every document required by law to be attached to them) shall be sent to all persons entitled to receive notice of such meeting as required by the Act.

(B)            In the event that the Company has dispensed with the annual general meeting then the financial statements and such reports and documents required by the Act that would otherwise be required to be laid before the Company in an annual general meeting shall be sent to persons entitled to receive notice of general meetings of the Company.

AUDIT

115.	Subject to the provision of the Company’s rights relating to exemption from audit requirements under the Act, the financial statements of the Company shall be examined at least once every year, and the correctness of the financial statements ascertained by one (1) or more Auditor(s), and the provisions of the Act in relating to financial statements and audit shall be observed.

NOTICES AND DOCUMENTS

116.	Any notice, communication and/or document (Document) may be given, sent or served by the Company to any Member by:

(A)          delivering the Document personally;

(B)           sending it by prepaid post addressed to such Member at his registered address in Singapore as appearing in the Electronic Register, or if he has no registered address in Singapore, to the address, if any, in Singapore supplied by him to the Company for the giving of Documents to him;

(C)           facsimile transmission sent to such Member at the facsimile number in Singapore which such Member has last notified the Company in writing; or

(D)           electronic communications, whether by electronic mail sent to such Member at the electronic address which such Member has last notified the Company in writing, or the publication of such Document on the website of the Company (Electronic Communications), or such other manner permitted under the Act.

117.	(A) Unless otherwise required by the Act, Members shall agree to receive all Documents by way of Electronic Communications and shall not have a right to elect to receive a physical copy of the Documents.

(B)          Where a Document is sent by electronic means, service of the Document is treated as effected properly by sending it to an electronic address specified for the purpose by the Member generally or specifically.

118.	With respect to joint holders of any shares, notices or other communications may be given to the joint holder named first in the Electronic Register, and any notice so given shall be sufficient notice to the joint holders of such shares.

119.	Any notice or any other document given to any Member by the Company in accordance with this Constitution shall, notwithstanding that such Member is deceased or bankrupt, be deemed to have been duly given in respect of any shares held by such Member and shall, for all purposes of this Constitution, be deemed sufficient service of such notice or document on such Member’s executors, trustees, assignees and all other persons entitled to a share in consequence of the death or bankruptcy of such Member.

120.	Any Document so given or sent by personal delivery, post, facsimile or electronic communications in accordance with this Constitution shall be deemed to have been duly given:

(A)         in the case of personal delivery, at the time when delivered;

(B)         in the case of post, on the date of posting and it shall be sufficient to prove that the Document was properly addressed, affixed with pre-paid postage and posted;

(C)         in the case of facsimile transmission, at the time of completion of transmission; or

(D)        in the case of electronic communications, at the time transmission of the electronic communications is made.

WINDING UP

121.	(A)	If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company —

(1)            divide amongst the Members in kind the whole or any part of the assets of the Company, whether they consist of property of the same kind or not;

(2)            set a value as the liquidator considers fair upon the property referred to in sub-paragraph (a);

(3)            determine how the division of property is to be carried out as between the Members or different classes of Members; and

(4)            vest the whole or any part of the assets of the Company in trustees upon such trusts for the benefit of the contributories as the liquidator thinks fit.

(B)        No Member is compelled to accept any shares or other securities on which there is any liability.

INDEMNITY

122.	(A) Subject to the provisions of and so far as may be permitted by the Act, every officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him,

(1)	in the execution and discharge of his duties as an officer of the Company unless the same arises as a result of any negligence, default, breach of duty or breach of trust on his part in relation to the Company; or

(2)	in defending any proceeding whether civil or criminal (relating to the affairs of the Company) in which judgement is given in his favour or in which he is acquitted or in connection with any application under the Act in which relief is granted to him by the Court.

(B)         Without prejudice to the generality of the foregoing, no officer of the Company shall be liable for any acts, receipts, neglects, omission or default of any other Director or officer, joining in any receipt or other act for conformity, any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company, the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested, any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left, or any other loss, damage or misfortune which shall occur in the execution of the duties of his office or in relation thereto, unless the same shall occur through his own negligence, wilful default, breach of duty or breach of trust.

We, the subscriber to this Constitution, whose name, address and description are set out below, wish to be formed into a company pursuant to this Constitution. We agree to take the number of share in the capital of the Company shown opposite to our name.

Name, Address and Description of Subscriber	Number of share taken by Subscriber

/s/ Mark Hobbert

Signed for and on behalf of
INTERNATIONAL BUSINESS MACHINES CORPORATION

By Mr Mark Hobbert

Address of INTERNATIONAL BUSINESS MACHINES CORPORATION

1 New Orchard Road, Armonk, NY 10504

(Corporation)

ONE (1)
Total number of share(s) taken:	ONE (1)

Dated this 16th day of November 2023